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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): October 7, 1998


                                RAYTHEON COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                   1-13699                95-1778500
 (State of Incorporation) (Commission File Number) (IRS Employer Identification
                                                             Number)



                                141 Spring Street
                         Lexington, Massachusetts 02421
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (781) 862-6600

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Item 5.           Other Events

          On October 7, 1998, the Registrant announced that the outlook for 1998 third quarter earnings per share before non-recurring charges would be slightly below analysts' current earnings consensus of $.90 per share and that it would be taking non-recurring charges totaling $284 million after tax, or $.83 per share, during the quarter related to Raytheon Engineers & Constructors ("RE&C") and its Commercial Electronics operation. The Registrant also announced certain details regarding accelerated and expanded cost reduction efforts at Raytheon Systems Company, its major defense electronics operation. In connection with these announcements, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is specifically incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to such press release.

          On October 20, 1998, the Registrant announced financial results for its fiscal quarter ended September 27, 1998. The results included a restructuring charge for additional downsizing of facilities at RE&C, a charge for a change in estimate on certain contracts and contract claims at RE&C and a special charge to exit a business which includes a Korean joint venture. In connection with these announcements, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is specifically incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to such press release.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

         (c)      The following exhibits are filed as part of this report:

             99.1   Press release dated October 7, 1998.

             99.2   Press release dated October 20, 1998.


                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   RAYTHEON COMPANY



                                   By:/s/ Thomas D. Hyde

                                          Thomas D. Hyde
                                      Senior Vice President and
                                           General Counsel


Dated:  October 22, 1998